  As filed with the Securities and Exchange Commission on August 4, 1999
                                                     Registration No. 333-79689
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                ---------------

                             AMENDMENT NO. 7
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              HOMESTORE.COM, INC.
            (Exact name of Registrant as specified in its charter)
       Delaware                      6531                      95-4438337
   (State or other       (Primary Standard Industrial       (I.R.S. Employer
   jurisdiction of          Classification Number)        Identification No.)
   incorporation or
    organization)
                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California 91360
                                (805) 557-2300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              homestore.com, Inc.
                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California 91360
                                (805) 557-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:
     Gordon K. Davidson, Esq.                  Jeffrey D. Saper, Esq.
    Laird H. Simons III, Esq.                   Kurt J. Berney, Esq.
     Jeffrey R. Vetter, Esq.                     Anil P. Patel, Esq.
       David A. Bell, Esq.                     WILSON SONSINI GOODRICH
    Andrew J. Schultheis, Esq.                     & ROSATI, P.C.
        FENWICK & WEST LLP                       650 Page Mill Road
       Two Palo Alto Square                  Palo Alto, California 94304
   Palo Alto, California 94306                     (650) 493-9300
          (650) 494-0600
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                            Proposed
                                            Maximum    Proposed
                                            Offering   Maximum
                                             Price    Aggregate    Amount of
   Title of Each Class of     Amount to be    Per      Offering   Registration
 Securities to be Registered  Registered(1) Share(2)   Price(2)      Fee(3)
------------------------------------------------------------------------------
Common Stock, $0.001 par
 value per share............    8,050,000    $20.00  $161,000,000   $44,758

-------------------------------------------------------------------------------
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(1) Includes shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(a).

(3) A fee of $27,800 was previously paid by the Registrant in connection with the filing on May 28, 1999. The remainder of the fee was paid on August 3, 1999.
                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses to be paid by homestore.com in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee.

      Securities and Exchange Commission registration fee........... $   44,758
      NASD filing fee...............................................     16,600
      Nasdaq National Market listing fee............................     95,000
      Accounting fees and expenses..................................    750,000
      Legal fees and expenses.......................................    500,000
      Road show expenses............................................     50,000
      Printing and engraving expenses...............................    500,000
      Blue sky fees and expenses....................................     10,000
      Transfer agent and registrar fees and expenses................     30,000
      Miscellaneous.................................................      3,642
                                                                     ----------
        Total....................................................... $2,000,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

   As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    . for any breach of the director's duty of loyalty to the Registrant or its stockholders,

    . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    . under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

    . for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

    . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

    . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

    . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

    . the rights conferred in the Bylaws are not exclusive.

   The Registrant intends to enter into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

   Reference is also made to Section of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

   The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

   See also the undertakings set out in response to Item 17.

   Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

         Exhibit Document                                                Number
         ----------------                                                ------
      Underwriting Agreement (draft dated July 7, 1999).................   1.01
      Registrant's Amended and Restated Certificate of Incorporation....   3.01
      Registrant's Amended and Restated Bylaws..........................   3.03
      Second Amended and Restated NetSelect Stockholders' Agreement..... 4.02.1
      Form of Indemnity Agreement.......................................  10.01

Item 15. Recent Sales of Unregistered Securities.

   The following table sets forth information regarding all securities sold by the Registrant in the past three years.

                                                                           Aggregate
Class of                    Date           Title of           Number of     Purchase         Form of
Purchaser                  of Sale        Securities        Securities (1)   Price        Consideration
---------                 --------- ----------------------- -------------  ---------- ---------------------
Sales by (Pre-InfoTouch-
NetSelect Merger)
NetSelect, Inc.
CDW Internet, L.L.C. ...  12/4/96   Class A Common Stock(2)   1,182,350           236                  Cash

CDW Internet, L.L.C. ...  12/4/96   Class B Common Stock(2)     582,350           116                  Cash

Whitney Equity Partners,  12/4/96-  Series A Preferred(2)     4,117,645    $2,333,333                  Cash
 L.P....................  1/31/97

Allen & Company.........  12/4/96-  Series A Preferred(2)     2,058,825    $1,166,667                  Cash
                          1/31/97

CDW Internet, L.L.C.....  12/4/96-  Series A Preferred(2)     2,058,825    $1,166,667                  Cash
                          1/31/97

Michael N. Flannery.....  12/12/96- Series B Preferred(2)     1,247,900    $1,652,795              Cash and
                          1/31/97                                                           cancellation of
                                                                                               indebtedness

Daniel Koch.............  1/31/97-  Series B Preferred(2)       138,655    $  183,854              Cash and
                          12/15/97                                                          cancellation of
                                                                                               indebtedness

John F. Petrick, Jr.....  1/31/97-  Series B Preferred(2)       378,150    $  500,000                  Cash
                          5/15/97

Jason Chapnik...........  3/31/98   Common Stock(3)              73,455        -- --            Exchange of
                                                                                                  shares in
                                                                                            connection with
                                                                                      TouchTech acquisition

Glen Graff..............  3/31/97   Common Stock(3)              73,455        -- --            Exchange of
                                                                                                  shares in
                                                                                            connection with
                                                                                      TouchTech acquisition


                                                                         Aggregate
Class of                    Date         Title of          Number of     Purchase       Form of
Purchaser                 of Sale       Securities       Securities (1)    Price     Consideration
---------                 -------- --------------------- -------------  ----------- ---------------
Whitney Equity Partners,  9/29/97  Series C Preferred(2)     614,375    $   900,000            Cash
 L.P....................

GeoCapital IV, L.P......  9/29/97  Series C Preferred(2)   1,535,940    $ 2,250,000            Cash

Broadview Partners        9/29/97  Series C Preferred(2)      68,260    $   100,000            Cash
 Group..................

Ingleside Interests, a    9/29/97  Series C Preferred(2)     477,845    $   700,000            Cash
 Colorado limited
 partnership............

CDW Internet, L.L.C.....  12/15/97 Series C Preferred(2)     375,450    $   550,000            Cash

Daniel Koch(2)..........  12/15/97 Series C Preferred(2)     375,450    $   550,000

General Electric Capital  1/12/98  Series D Preferred(2)   3,406,005    $10,000,031            Cash
 Corporation............

Roger Scommegna.........  3/31/98  Common Stock(2)           525,000         -- --      Exchange of
                                                                                          shares in
                                                                                    connection with
                                                                                     The Enterprise
                                                                                         of America
                                                                                        Acquisition

AOL Warrants............  4/8/98   Warrant to purchase       566,475         -- --       As part of
                                   Common Stock(2)                                      advertising
                                                                                          agreement

Fred White..............  7/7/98   Series E Preferred(2)     788,125         -- --      Exchange of
                                                                                          shares in
                                                                                    connection with
                                                                                          merger of
                                                                                       National New
                                                                                         Homes Co.,
                                                                                    Inc., a wholly-
                                                                                              owned
                                                                                    subsidiary, and
                                                                                        MultiSearch
                                                                                    Solutions, Inc.

Roscoe F. White, III....  7/7/98   Series E Preferred(2)     788,125         -- --      Exchange of
                                                                                          shares in
                                                                                    connection with
                                                                                          merger of
                                                                                       National New
                                                                                         Homes Co.,
                                                                                    Inc., a wholly-
                                                                                              owned
                                                                                    subsidiary, and
                                                                                        MultiSearch
                                                                                    Solutions, Inc.

Charles Ingrum..........  7/7/98   Series E Preferred(2)      48,750         -- --      Exchange of
                                                                                          shares in
                                                                                    connection with
                                                                                          merger of
                                                                                       National New
                                                                                         Homes Co.,
                                                                                    Inc., a wholly-
                                                                                              owned
                                                                                    subsidiary, and
                                                                                        MultiSearch
                                                                                    Solutions, Inc.

Whitney Equity Partners,  8/21/98  Common Stock(2)           400,535    $   505,475            Cash
 L.P....................

GeoCapital IV, L.P.       8/21/98  Common Stock(2)           130,010    $   164,073
 (Richard A. Vines).....                                                                       Cash

Broadview Partners Group  8/21/98  Common Stock(2)             5,780    $     7,294
 (Peter J. Mooney)......                                                                       Cash

Ingleside Interests, a    8/21/98  Common Stock(2)            40,445    $    51,042
 Colorado limited
 partnership (Joe F.
 Hanauer)...............                                                                       Cash

General Electric Capital  8/21/98  Common Stock(2)           288,300    $   363,828
 Corporation (James G.
 Brown).................                                                                       Cash

Kleiner Perkins Caufield  8/21/98  Common Stock(2)         6,650,750    $ 8,393,247        Cash and
 & Byers VIII, L.P......                                                            cancellation of
                                                                                       indebtedness

KPCB VIII Founders Fund,  8/21/98  Common Stock(2)           385,370    $   486,337        Cash and
 L.P....................                                                            cancellation of
                                                                                       indebtedness

KPCB Information          8/21/98  Common Stock(2)           180,410    $   227,677        Cash and
 Sciences Zaibatsu Fund                                                             cancellation of
 II, L.P................                                                               indebtedness


                                                                         Aggregate
Class of                    Date         Title of          Number of     Purchase        Form of
Purchaser                 of Sale       Securities       Securities (1)    Price      Consideration
---------                 -------- --------------------- -------------  ----------- -----------------
National Association of   8/21/98  Common Stock(2)           288,355    $   363,904          Cash and
 REALTORS...............                                                              cancellation of
                                                                                         indebtedness

Whitney Equity Partners,  8/21/98  Series F Preferred(2)     184,075    $   883,560              Cash
 L.P....................

GeoCapital IV, L.P.       8/21/98  Series F Preferred(2)      59,750    $   286,800              Cash
 (Richard A. Vines).....

Broadview Partners Group  8/21/98  Series F Preferred(2)       2,655    $    12,744              Cash
 (Peter J. Mooney)......

Ingleside Interests, a    8/21/98  Series F Preferred(2)      18,590    $    89,232              Cash
 Colorado limited
 partnership (Joe F.
 Hanauer)...............

General Electric Capital  8/21/98  Series F Preferred(2)     132,495    $   635,976              Cash
 Corporation (James G.
 Brown).................

Kleiner Perkins Caufield  8/21/98  Series F Preferred(2)   1,131,405    $ 5,430,744          Cash and
 & Byers VIII, L.P......                                                              cancellation of
                                                                                         indebtedness

KPCB VIII Founders Fund,  8/21/98  Series F Preferred(2)      65,560    $   314,688          Cash and
 L.P....................                                                              cancellation of
                                                                                         indebtedness

KPCB Information          8/21/98  Series F Preferred(2)      30,690    $   147,312          Cash and
 Sciences Zaibatsu Fund                                                               cancellation of
 II, L.P................                                                                 indebtedness

National Association of   8/21/98  Series F Preferred(2)     132,520    $   636,094          Cash and
 REALTORS...............                                                              cancellation of
                                                                                         indebtedness

Intuit, Inc.............  8/21/98  Series F Preferred(2)     729,165    $ 3,499,992          Cash and
                                                                                      cancellation of
                                                                                         indebtedness

Fannie Mae..............  8/21/98  Series F Preferred(2)   2,083,335    $10,000,008              Cash

Cox Interactive Media,    8/21/98  Series F Preferred(2)   2,083,335    $10,000,008              Cash
 Inc....................

Morgan Stanley Venture    8/21/98  Series F Preferred(2)     365,575    $ 1,754,760              Cash
 Partners III, L.P......

Morgan Stanley Venture    8/21/98  Series F Preferred(2)      35,100    $   168,480              Cash
 Investors III, L.P.....

The Morgan Stanley        8/21/98  Series F Preferred(2)      15,995    $    76,776              Cash
 Venture Partners
 Entrepeneur Fund,
 L.P....................

Morgan Stanley Dean       8/21/98  Series F Preferred(2)     416,665    $ 2,000,016              Cash
 Witter Equity Funding,
 Inc....................

UBS Capital II, L.L.C...  8/21/98  Series F Preferred(2)     833,335    $ 4,000,008              Cash

Equipment Lease Warrants  1/11/99  Series F Preferred(2)      25,000         -- --         As partial
 to El Camino                                                                           consideration
 Properties.............                                                                    for lease

Sales by InfoTouch, Inc.

Daniel A. Koch..........  11/25/96 Common Stock(2)            64,835    $    87,500              Cash

Michael S. Luther.......  11/25/96 Common Stock(2)            64,835    $    87,500              Cash

Nussbaum Family Trust...  11/25/96 Common Stock(2)            37,050    $    50,000              Cash

William Spazante........  11/25/96 Common Stock(2)            18,525    $    25,000              Cash

Employee option           8/16/98  Common Stock(2)         1,326,265    $   594,039          Cash and
 exercises, as a group..                                                             promissory notes

Sales made in connection
with
NetSelect-InfoTouch
merger:

NetSelect Common Stock    2/4/99   Common Stock(5)        12,482,445         -- --      Exchanged for
 Shareholders...........                                                                 Common Stock
                                                                                    of pre-NetSelect-
                                                                                            InfoTouch
                                                                                               merger
                                                                                      NetSelect ("Old
                                                                                          NetSelect")

NetSelect Series A        2/4/99   Series A Preferred(5)   6,890,000         -- --      Exchanged for
 Preferred                                                                                   Series A
 Shareholders...........                                                                 Preferred of
                                                                                        Old NetSelect

NetSelect Series B        2/4/99   Series B Preferred(5)     951,690         -- --      Exchanged for
 Preferred                                                                                   Series B
 Shareholders...........                                                                 Preferred of
                                                                                        Old NetSelect


                                                                         Aggregate
Class of                    Date          Title of          Number of     Purchase       Form of
Purchaser                  of Sale       Securities       Securities (1)   Price      Consideration
---------                 --------- --------------------- -------------  ---------- ------------------
NetSelect Series C        2/4/99    Series C Preferred(5)   3,071,865        -- --       Exchanged for
 Preferred                                                                                    Series C
 Shareholders...........                                                                  Preferred of
                                                                                         Old NetSelect

NetSelect Series D        2/4/99    Series D Preferred(5)   3,406,005        -- --       Exchanged for
 Preferred                                                                                    Series D
 Shareholders...........                                                                  Preferred of
                                                                                         Old NetSelect

NetSelect Series E        2/4/99    Series E Preferred(5)   1,625,000        -- --       Exchanged for
 Preferred                                                                                    Series E
 Shareholders...........                                                                  Preferred of
                                                                                         Old NetSelect

NetSelect Series F        2/4/99    Series F Preferred(5)   8,320,245        -- --       Exchanged for
 Preferred                                                                                    Series F
 Shareholders...........                                                                  Preferred of
                                                                                         Old NetSelect

Sales by (Post-
InfoTouch-NetSelect
Merger) NetSelect, Inc.

Broker Gold               2/18/99   Common Stock(2)           643,030    $2,012,032               Cash
 Shareholders, as a
 group..................

Broker Gold               2/18/99   Series F Preferred(2)     481,970    $1,507,968               Cash
 Shareholders, as a
 group..................

Broker Gold Warrants....  2/18/99   Warrant to purchase       358,315        -- --          As partial
                                    Common Stock(2)                                      consideration
                                                                                      for data content
                                                                                            agreements

ATGF II.................  4/9/99    Series G Preferred(2)     376,905    $7,516,993               Cash

Litton Master Trust.....  4/9/99    Series G Preferred(2)      56,250    $1,121,850               Cash

James Stableford........  4/9/99    Series G Preferred(2)       2,500    $   49,860               Cash

Anthony Ciulla..........  4/9/99    Series G Preferred(2)       2,500    $   49,860               Cash

Ralph H. Cechettini 1995  4/9/99    Series G Preferred(2)      15,000    $  299,160               Cash
 Trust..................

Pivotal Partners........  4/9/99    Series G Preferred(2)      35,000    $  698,040               Cash

Marc Weiss..............  4/9/99    Series G Preferred(2)      12,500    $  249,300               Cash

Dana Smith..............  4/9/99    Series G Preferred(2)         750    $   14,958               Cash

Integral Capital          4/9/99    Series G Preferred(2)     249,570    $4,977,424               Cash
 Partners IV, L.P.......

Integral Capital          4/9/99    Series G Preferred(2)       1,132    $   22,587               Cash
 Partners IV MS Side
 Fund, L.P..............

Cox Interactive Media...  4/9/99    Series G Preferred(2)     100,280    $1,999,984               Cash

Employee option           2/12/99-  Common Stock(4)         4,773,040    $4,276,537           Cash and
 exercises, as a group..  4/30/99                                                           promissory
                                                                                                 notes

Gold Alliance Warrants..  5/98-3/99 Warrant to purchase       209,380        -- --          As partial
                                    Common Stock(2)                                      consideration
                                                                                      for data content
                                                                                            agreements

9 SpringStreet            6/30/99   Common Stock(5)         1,086,212               Exchange of shares
 shareholders, as a                                                                      in connection
 group..................                                                             with SpringStreet
                                                                                           acquisition

46 SpringStreet           6/30/99   Series H Preferred(5)   4,222,845        -- --  Exchange of shares
 shareholders, as a                                                                      in connection
 group..................                                                             with SpringStreet
                                                                                           acquisition


--------
(1) Each share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock will convert automatically into two shares of common stock, respectively, upon the consummation of this offering.

(2) Sales made in reliance on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

(3) Sales made in reliance on Section 4(2) of the Securities Act and/or Rule 504 of Regulation D promulgated under the Securities Act.

(4) All sales of common stock made pursuant to the exercise of stock options were made in reliance on Rule 701 under the Securities Act.

(5) Sales exempt under Section 3(a)(10) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed herewith:

   Number                              Exhibit Title
   ------                              -------------
    1.01    Form of Underwriting Agreement (draft dated July 7, 1999).
    2.01    Agreement and Plan of Merger dated December 31, 1998, between
             NetSelect, Inc. and InfoTouch Corporation.
    2.02    Agreement and Plan of Reorganization dated June 20, 1998, among
             NetSelect, Inc., National New Homes Co., Inc., MultiSearch
             Solutions, Inc., Fred White, and R. Fred White III.
    2.03    Exchange Agreement dated March 31, 1998, among NetSelect, Inc., The
             Enterprise of America, Ltd., and Roger Scommegna.
    2.04    Agreement and Plan of Reorganization/Merger between NetSelect, Inc.
             and SpringStreet.com.
    3.01    Registrant's Amended and Restated Certificate of Incorporation
             dated April 8, 1999.
    3.02    Registrant's Amended and Restated Certificate of Incorporation to
             be filed immediately after the closing of this offering.
    3.03    Registrant's Amended (and Restated) Bylaws dated February 4, 1999.
    3.04    Registrant's Bylaws to be filed immediately after the closing of this offering.
    3.05.1  RealSelect, Inc.'s Certificate of Incorporation dated October 25,
             1996.
    3.05.2  RealSelect, Inc.'s Certificate of Amendment to Certificate of
             Incorporation dated November 25, 1996.
    3.06    RealSelect, Inc.'s Bylaws dated November 26, 1996.
    4.01    Form of Specimen Certificate for Registrant's common stock.
    4.02.1  NetSelect, Inc. Second Amended and Restated Stockholders Agreement
             dated January 28, 1999.
    4.02.2  Amendment No. 1 to NetSelect, Inc. Second Amended and Restated
             Stockholders Agreement dated January 28, 1999.
    5.01    Opinion of Fenwick & West LLP regarding legality of the securities being registered.
   10.01    Form of Indemnity Agreement between Registrant and each of its directors and executive officers.
   10.02.1  Operating Agreement dated November 26, 1996, between REALTORS(R)
             Information Network, Inc. and RealSelect, Inc.
   10.02.2  First Amendment to Operating Agreement between REALTORS(R)
             Information Network, Inc. and RealSelect, Inc. dated December 27,
             1996.
   10.02.3  Amendment No. 2 to Operating Agreement between REALTORS(R)
             Information Network, Inc. and RealSelect, Inc. dated May 28, 1999.
   10.03    Master Agreement dated November 26, 1996, among NetSelect, Inc.,
             NetSelect, L.L.C., RealSelect, Inc., CDW Internet, L.L.C., Whitney
             Equity Partners, L.P., Allen & Co., InfoTouch Corporation, and
             REALTORS(R) Information Network, Inc.

   Number                              Exhibit Title
   ------                              -------------
   10.04    Joint Ownership Agreement dated November 26, 1996, among the
             National Association of REALTORS(R), NetSelect, L.L.C., and
             NetSelect, Inc.
   10.05    Trademark License dated November 26, 1996, between the National
             Association of REALTORS(R) and RealSelect, Inc.
   10.06    Stock and Interest Purchase Agreement (NetSelect Series A and B
             Preferred) dated November 26, 1996, among NetSelect, Inc.,
             NetSelect L.L.C., and InfoTouch Corporation.
   10.07    GeoCapital IV, L.P. Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.08    Broadview Partners Group Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.09    Ingleside Interests Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.10    Daniel Koch Subscription Agreement (NetSelect Series C Preferred)
             dated September 29, 1997.
   10.11    Whitney Equity Partners Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.12    CDW Internet Subscription Agreement (NetSelect Series C Preferred)
             dated September 29, 1997.
   10.13    NetSelect Series D Preferred Stock Purchase Agreement dated January
             12, 1998.
   10.14    NetSelect Series F Preferred Stock Purchase Agreement dated August
             21, 1998.
   10.15    NetSelect Series G Preferred Stock Purchase Agreement dated April
             9, 1999.
   10.16    NetSelect, Inc. 1996 Stock Incentive Plan.
   10.17    NetSelect, Inc. 1999 Equity Incentive Plan.
   10.18    homestore.com, Inc. 1999 Stock Incentive Plan.
   10.19    homestore.com, Inc. 1999 Employee Stock Purchase Plan.
   10.20    InfoTouch Corporation 1994 Stock Incentive Plan.
   10.21    Employment Agreement between NetSelect, Inc. and Stuart H. Wolff,
             Ph.D.
   10.22    Employment Agreement between NetSelect, Inc. and Richard Janssen.
   10.23    Employment Agreement between NetSelect, Inc. and Michael A.
             Buckman.
   10.24.1  Office Lease dated September 18, 1998 between RealSelect, Inc. and
             WHLNF Real Estate Limited Partnership for 225 West Hillcrest,
             Suite 100, Thousand Oaks, California
   10.24.2  First Amendment to Office Lease dated March 31, 1999 between
             RealSelect, Inc. and WHLNF Real Estate Limited Partnership for 225
             West Hillcrest, Suite 100, Thousand Oaks, California
   10.25    401(k) Plan.
   10.26.1  Employment Agreement between NetSelect, Inc. and Peter Tafeen.
   10.26.2  Amendment to Employment Contract between NetSelect, Inc. and
             Peter Tafeen.
   10.27    Employment Agreement between NetSelect, Inc. and John M. Giesecke.
   10.28    Employment Agreement between NetSelect, Inc. and David Rosenblatt.
   10.29    Agreement dated August 21, 1998 among RealSelect, RIN, the NAR,
             NetSelect and NetSelect L.L.C.
   10.30    Agreement among NetSelect, Inc., RealSelect, Inc., RIN and NAR dated May 28, 1999.
   10.31    Second Amended and Restated Interactive Marketing Agreement among
             RealSelect, Inc., NetSelect, Inc. and America Online, Inc. dated
             April 8, 1998.(2)
   10.32    Letter Agreement regarding rental site acquisition among the NAR,
             RIN and RealSelect, Inc. dated May 17, 1999.(1)(2)
   10.33    Employment Agreement between homestore.com, Inc. and M. Jeffrey
             Charney.
   10.34    Employment Agreement between homestore.com, Inc. and Catherine
             Kwong Giffen.
   21.01    Subsidiaries of Registrant.
   23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).
   23.02    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.03    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.04    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.05    Consent of PricewaterhouseCoopers LLP, independent accountants.

   Number                          Exhibit Title
   ------                          -------------
   23.06  Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.07  Consent of Ernst & Young LLP, independent auditors.
   23.08  Consent of Deloitte & Touche LLP, independent auditors.
   24.01  Power of Attorney (see page II-9).
   27.01  Financial Data Schedule.

--------
Unless otherwise indicated, exhibits have previously been filed.
(1) Documents filed herewith.
(2) Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4),
    200.83 and 230.46.

    (b) Financial Statement Schedules

   Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 4th day of August, 1999.

                                          homestore.com, Inc.


                                                /s/  Stuart H. Wolff
                                          By:__________________________________
                                                     Stuart H. Wolff
                                             Chairman of the Board and Chief
                                                    Executive Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
Principal Executive Officer:

     /s/   Stuart H. Wolff           Chairman of the Board, Chief    August 4, 1999
____________________________________ Executive Officer and
         Stuart H. Wolff             Director

Principal Financial Officer and
Principal Accounting Officer:


    /s/ John M. Giesecke, Jr.        Chief Financial Officer and     August 4, 1999
____________________________________ Secretary
      John M. Giesecke, Jr.

Additional Directors:


                 *                   Director                        August 4, 1999
____________________________________
        Richard R. Janssen

                 *                   Director                        August 4, 1999
____________________________________
         Michael C. Brooks

                 *                   Director                        August 4, 1999
____________________________________
        Nigel D. T. Andrews
                 *                   Director                        August 4, 1999
____________________________________
           L. John Doerr

                 *                   Director                        August 4, 1999
____________________________________
          Joe F. Hanauer

                 *                   Director                        August 4, 1999
____________________________________
         William E. Kelvie

                 *                   Director                        August 4, 1999
____________________________________
         Kenneth K. Klein

*By: /s/ Stuart H. Wolff             Attorney-in-fact                August 4, 1999
  __________________________________

                                 EXHIBIT INDEX

 Exhibit
 Number                              Exhibit Title
 -------                             -------------
  10.32  Letter Agreement regarding rental site acquisition among the NAR, RIN and RealSelect, Inc. dated May 17, 1999.